Exhibit 2.2

AMENDING AGREEMENT

THIS AGREEMENT made as of the 19th day of March, 2004.

BETWEEN:

UNITED INDUSTRIES CORPORATION,
a corporation existing under the laws of Delaware,

(hereinafter, “United”),

– and –

JUPITER ACQUISITION CORPORATION,
a corporation existing under the Business Corporations Act (Ontario),

(hereinafter, “Subco”),

– and –

THE NU-GRO CORPORATION,
a corporation existing under the Business Corporations Act (Ontario),

(hereinafter, “Nu-Gro”).

RECITALS:

(a)                                  United, Subco and Nu-Gro are parties to an arrangement agreement, dated March 1, 2004 (the “Arrangement Agreement”) providing for an arrangement under section 182 of the Business Corporations Act (Ontario).

(b)                                 United, Subco and Nu-Gro are entering into this Amending Agreement to evidence consent to the amendments and modifications to the terms of the Plan of Arrangement that is attached as Exhibit A to the Arrangement Agreement, as set forth below.

In consideration of the foregoing and the mutual agreements contained herein (the receipt and adequacy of which are acknowledged), each of the United, Subco and Nu-Gro agree as follows:

Section 1                                             Defined Terms

In this Amending Agreement and the recitals hereto, unless otherwise expressly provided, all capitalized terms shall have the meanings given to them in the Arrangement Agreement and the Plan of Arrangement.

Section 2                                             Interpretation not Affected by Headings, etc.

The division of this Amending Agreement into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation thereof.

Section 3                                             Amendments to the Agreement

The Plan of Arrangement is amended, effective as of this date, by deleting Section 2.3(a) of the Plan of Arrangement and replacing it with the following:

“(a)                            Persons who are resident in Canada for purposes of the Tax Act (“Holdco Shareholders”) and are shareholders of a corporation (“Holdco”) which: (i) was incorporated under the OBCA on or after March 1, 2004; (ii) has never had any assets other than Nu-Gro Common Shares or cash; (iii) has no liabilities whatsoever (other than shareholders’ equity on such Holdco’s balance sheet); (iv) on the Effective Date will have, as its only issued and outstanding securities, a number of common shares of such Holdco equal to the number of Nu-Gro Common Shares which are owned by such Holdco; and (v) will not hold any Nu-Gro Common Shares at any date prior to April 24, 2004, may elect in respect of all the Nu-Gro Common Shares held by such Holdco at the Effective Date (the “Holdco Election”), prior to the Holdco Election Deadline, to have all the issued and outstanding common shares of such Holdco transferred to Subco in exchange for the Consideration. For greater certainty, the Consideration received for such Holdco Shares shall be identical to the Consideration which such Holdco would have been entitled to receive if the Nu-Gro Common Shares held by such Holdco were to be acquired directly by Subco under the Plan of Arrangement.”

Section 4                                             Amended and Restated Plan of Arrangement

Any reference to the Plan of Arrangement in the Arrangement Agreement shall mean the Plan of Arrangement as amended and restated and set out in Schedule “A” hereto.

Section 5                                             Filing With the Court

The parties hereto agree to file the amended and restated Plan of Arrangement with the Court in accordance with Section 5(a) of the Plan of Arrangement.

2

Section 6                                             No Waiver

The parties hereby acknowledge and confirm that, except as specifically amended by the provisions of this Amending Agreement, all of the terms and conditions contained in the Plan of Arrangement are and shall remain in full force and effect, unamended, in accordance with the provisions thereof.

Section 7                                             Governing Law

This Amending Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario as applicable to contracts made and performed wholly therein without giving effect to the principles of conflict or choice of laws thereof.

Section 8                                             Counterparts

This Amending Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Amending Agreement on the date first referenced above.

UNITED INDUSTRIES CORPORATION

By:	/s/ Robert L. Caulk
Authorized Signing Officer

JUPITER ACQUISITION CORPORATION

By:	/s/ Robert L. Caulk
Authorized Signing Officer

THE NU-GRO CORPORATION

By:	/s/ John D. Hill
Authorized Signing Officer

3

SCHEDULE “A”
PLAN OF ARRANGEMENT UNDER SECTION 182
OF THE BUSINESS CORPORATIONS ACT (ONTARIO)

ARTICLE 1

INTERPRETATION

1.1                               Definitions

In this Plan of Arrangement, unless something in the subject matter or context is inconsistent therewith:

“Amalco” means the corporation formed by the amalgamation of Subco Amalco and Nu-Gro;

“Amalco Common Shares” has the meaning ascribed thereto in Subsection 2.2(f)(vi);

“Arrangement” means the proposed arrangement under the provisions of section 182 of the OBCA on the terms and conditions set forth in this Plan of Arrangement and any amendment thereto made in accordance with Section 5.1 of the Arrangement Agreement and Article 5 hereof or the direction of the Court in the Final Order;

“Arrangement Agreement” means the agreement made between United, Subco and Nu-Gro dated March 1, 2004 providing for, among other things, the Arrangement, to which this Plan of Arrangement is attached as Exhibit A and all amendments thereto;

“Arrangement Resolution” means the special resolution passed by the Securityholders at the Meeting (voting together as a single class) approving the Arrangement;

“United” means United Industries Corporation, a corporation existing under the laws of the State of Delaware;

“Business Day” means a day other than a Saturday, Sunday or day on which Canadian chartered banks are authorized or required by law to be closed in Toronto, Ontario or St. Louis, Missouri;

“Consideration” means, in respect of each Nu-Gro Common Share, Holdco Share or Nu-Gro Option, $11.00 in cash;

“Court” means the Ontario Superior Court of Justice;

“Depositary” means The Computershare Trust Company of Canada;

“Dissent Rights” means the right of a Shareholder to dissent in respect of the Arrangement Resolution pursuant to the procedures set forth in section 185 of the OBCA, Section 3.1, the Interim Order and the Final Order;

“Effective Date” means the effective date of the Arrangement, being the date shown on the certificate of arrangement to be issued by the Director under the OBCA giving effect to the Arrangement;

“Effective Time” means 12:01 a.m. (Toronto time) on the Effective Date;

“Holdco” has the meaning ascribed thereto in Section 2.3;

“Holdco Agreement” has the meaning ascribed thereto in Section 2.3;

“Holdco Election” has the meaning ascribed thereto in Section 2.3;

“Holdco Election Deadline” means 5:00 p.m. (Toronto time) on the seventh Business Day immediately preceding the date of the Meeting;

“Holdco Share” means a common share in the capital of a Holdco in respect of which a valid Holdco Election is made;

“Holdco Shareholder” has the meaning ascribed thereto in Section 2.3;

“Interim Order” means the interim order of the Court providing for, among other things, the calling and holding of the Meeting;

“Nu-Gro” means The Nu-Gro Corporation, a corporation existing under the OBCA;

“Nu-Gro Articles” means the Articles of Amalgamation of Nu-Gro dated February 7, 1992, as amended;

“Nu-Gro Common Shares” means common shares in the capital of Nu-Gro;

“Nu-Gro Dissenting Shareholder” means a Shareholder who exercises such holder’s Dissent Rights;

“Nu-Gro Option” means an option to acquire Nu-Gro Common Shares granted prior to the Effective Date pursuant to the Nu-Gro Option Plan;

“Nu-Gro Option Plan” means the stock option plan of Nu-Gro known as the “Nu-Gro Share Option Plan”, as amended;

“Meeting” means the special meeting of Shareholders and Optionholders to be held for the purpose of considering the Arrangement Resolution, and any adjournment(s) or postponement(s) thereof;

“OBCA” means the Business Corporations Act (Ontario);

“Optionholder” means a holder of Nu-Gro Options;

“Plan of Arrangement” means this plan of arrangement as the same may be amended from time to time in accordance with the terms of Section 5.1 or the direction of the Court in the Final Order;

“Securities” means, collectively, the Nu-Gro Common Shares and the Nu-Gro Options;

“Securityholders” means, collectively, the Shareholders and the Optionholders;

“Shareholder” means a holder of Nu-Gro Common Shares;

“Shareholder Holdcorp” means Oakwest Corporation Limited, a corporation existing under the Canada Business Corporations Act;

“Subco” means Jupiter Acquisition Corporation, a wholly-owned subsidiary of United existing under the OBCA;

“Subco Amalco” means the amalgamated corporation formed by the amalgamation of Subco and each Holdco;

“Subco Amalco Common Shares” has the meaning ascribed thereto in Subsection 2.2(e)(vi); and

“Tax Act” means the Income Tax Act (Canada).

1.2                               Appendices

The following Appendices are attached to this Plan of Arrangement and form part hereof:

Appendix 1	–	Provisions to be included in Holdco Agreement

Appendix 2	–	Subco Amalco Share Provisions

Appendix 3	–	Amalco Share Provisions

Appendix 4	–	Form of Holdco Legal Opinion

1.3                               Construction

In this Plan of Arrangement, unless otherwise expressly stated or the context otherwise requires:

(a)                                  references to “herein”, “hereby”, “hereunder”, “hereof” and similar expressions are references to this Plan of Arrangement and not to any particular Article, Section, Subsection or Clause;

(b)                                 references to an “Article”, “Section”, “Subsection”, “Clause” or “Appendix” are references to an Article, Section, Subsection, Clause or Appendix of or to this Plan of Arrangement;

(c)                                  words importing the singular shall include the plural and vice versa, words importing gender shall include the masculine, feminine and neuter genders, and references to a “person” or “persons” shall include individuals, corporations, partnerships, associations, bodies politic and other entities, all as may be applicable in the context;

(d)                                 the use of headings is for convenience of reference only and shall not affect the construction or interpretation hereof;

(e)                                  the word “includes” or “including”, when following any general term or statement, is not to be construed as limiting the general term or statement to the specific items or matters set forth or to similar items or matters, but rather as referring to all other items or matters that could reasonably fall within the broadest possible scope of the general term or statement; and

(f)                                    a reference to a statute or code includes every regulation made pursuant thereto, all amendments to the statute or code or to any such regulation in force from time to time, and any statute, code or regulation which supplements or supersedes such statute, code or regulation.

1.4                               Currency

All references to currency herein are to lawful money of Canada unless otherwise specified.

ARTICLE 2

THE ARRANGEMENT

2.1                               Arrangement Agreement

This Plan of Arrangement is made pursuant to the provisions of the Arrangement Agreement and constitutes an arrangement as referred to in section 182 of the OBCA.

2.2                               The Arrangement

Commencing at the Effective Time, subject to the Dissent Rights referred to in Section 3.1, the following shall occur and be deemed to occur in the following order without any further act or formality and, except as otherwise noted in this Section 2.2, with each transaction or event being deemed to occur immediately after the occurrence of the transaction or event immediately preceding it:

(a)                                  Each Nu-Gro Option held by an Optionholder that has not been duly exercised prior to the Effective Time will be transferred by the Optionholder to Nu-Gro and be cancelled in exchange for a cash payment from Nu-Gro equal to the greater of $1.00 and the amount, if any, by which (x) the number of Nu-Gro Common Shares subject to such Nu-Gro Option multiplied by an amount equal to the Consideration, exceeds (y) the aggregate exercise price payable for the Nu-Gro Common Shares subject to such Nu-Gro Option.

(b)                                 Each Nu-Gro Common Share (other than those held by Nu-Gro Dissenting Shareholders or any Holdco in respect of which a valid Holdco Election has been made) and each Holdco Share will be transferred to and acquired by Subco in exchange for the payment of the Consideration.

(c)                                  In respect of each Nu-Gro Common Share transferred pursuant to Section 2.2(b), the name of the Shareholder will be removed from the register of Shareholders and Subco will be added to the register of Shareholders.

(d)                                 In respect of each Holdco Share transferred pursuant to Section 2.2(b), the name of the Holdco Shareholder will be removed from the applicable register of holders of Holdco Shares and Subco will be added to the applicable register of holders of Holdco Shares.

(e)                                  Subco and each Holdco shall be amalgamated to form Subco Amalco and will continue as one corporation under the OBCA and the following provisions will apply:

(i)                  the common shares of Subco held by the holder thereof will be exchanged for an equal number of Subco Amalco Common Shares;

(ii)               all issued and outstanding shares of each Holdco held by Subco shall be cancelled without any repayment of capital in respect thereof;

(iii)            the name of Subco Amalco shall be “Jupiter Acquisition Corporation”;

(iv)           the address of the registered office of Subco Amalco shall be 100 King Street West, Suite 4400, 1 First Canadian Place, Toronto, Ontario M5X 1B1;

(v)              there shall be no restriction on the business Subco Amalco may carry on or on the powers it may exercise;

(vi)           Subco Amalco shall be authorized to issue an unlimited number of common shares (“Subco Amalco Common Shares”) and an unlimited number of preferred shares, issuable in series, in each case having the rights, privileges, restrictions and conditions set out in Appendix 2 hereto;

(vii)        the minimum number of directors of Subco Amalco shall be one and the maximum number of directors of Subco Amalco shall be ten (10), and the initial number shall be two (2);

(viii)     the directors of Subco Amalco shall be the directors of Subco immediately prior to the Effective Time; and

(ix)             the by-laws of Subco Amalco shall be substantially the same as the by-laws of Subco.

(f)                                    Subco Amalco and Nu-Gro shall be amalgamated to form Amalco and will continue as one corporation under the OBCA and the following provisions will apply:

(i)                  the common shares of Subco Amalco held by the holder thereof will be exchanged for an equal number of Amalco Common Shares;

(ii)               all issued and outstanding shares of Nu-Gro held by Subco Amalco shall be cancelled without any repayment of capital in respect thereof;

(iii)            the name of Amalco shall be “The Nu-Gro Corporation”;

(iv)           the address of the registered office of Amalco shall be 100 King Street West, Suite 4400, 1 First Canadian Place, Toronto, Ontario M5X 1B1;

(v)              there shall be no restriction on the business Amalco may carry on or on the powers it may exercise;

(vi)           Amalco shall be authorized to issue an unlimited number of common shares (“Amalco Common Shares”) and an unlimited number of preferred shares, issuable in series, in each case having the rights, privileges, restrictions and conditions set out in Appendix 3 hereto;

(vii)        the minimum number of directors of Amalco shall be one and the maximum number of directors of Amalco shall be ten (10), and the initial number shall be two (2);

(viii)     the directors of Amalco shall be the directors of Subco Amalco immediately prior to the Effective Time; and

(ix)             the by-laws of Amalco shall be substantially the same as the by-laws of Subco Amalco.

2.3                               Holdco Election

(a)                                  Persons who are resident in Canada for purposes of the Tax Act (“Holdco Shareholders”) and are shareholders of a corporation (“Holdco”) which: (i) was incorporated under the OBCA on or after March 1, 2004; (ii) has never had any assets other than Nu-Gro Common Shares or cash; (iii) has no liabilities whatsoever (other than shareholders’ equity on such Holdco’s balance sheet); (iv) on the Effective Date will have, as its only issued and outstanding securities, a number of common shares of such Holdco equal to the number of Nu-Gro Common Shares which are owned by such Holdco; and (v) will not hold any Nu-Gro Common Shares at any date prior to April 24, 2004, may elect in respect of all the Nu-Gro Common Shares held by such Holdco at the Effective Date (the “Holdco Election”), prior to the Holdco Election Deadline, to have all the issued and outstanding common shares of such Holdco transferred to Subco in exchange for the Consideration. For greater certainty, the Consideration received for such Holdco Shares shall be identical to the Consideration which such Holdco would have been entitled to receive if the Nu-Gro Common Shares held by such Holdco were to be acquired directly by Subco under the Plan of Arrangement.

(b)                                 Each Holdco Shareholder that has made the Holdco Election prior to the Holdco Election Deadline will be required to enter into a share purchase agreement (the “Holdco Agreement”) with Subco providing for the acquisition by Subco of all the issued and outstanding Holdco Shares held or beneficially owned by such Holdco Shareholder in accordance with Section 2.2(a) hereof and containing such representations, warranties, terms and conditions and indemnities as Subco may reasonably request in connection therewith, including, without limitation, the representations, warranties, terms and conditions and indemnities set out in Appendix 1 hereto, and containing the requirement for the Holdco Shareholders to arrange for the provision of a legal opinion of such Holdco Shareholder’s legal counsel substantially in the form attached as Appendix 4 hereto in connection with the purchase and sale of such Holdco Shares. Failure of any Holdco Shareholder to properly make a Holdco Election on or prior to the Holdco Election Deadline, or failure of any Holdco Shareholder to properly enter into a Holdco Agreement, will disentitle such Holdco Shareholder to the Holdco Election.

ARTICLE 3

RIGHTS OF DISSENT

3.1                               Rights of Dissent

Registered holders of Nu-Gro Common Shares may exercise Dissent Rights pursuant to and in the manner set forth in section 185 of the OBCA and in this Section 3.1 in connection with the Arrangement Resolution as the same may be modified by the Interim Order or the Final Order; provided that, notwithstanding subsection 185(6) of the OBCA, the written objection to the Arrangement Resolution referred to in subsection 185(6) of the OBCA must be received by Nu-Gro before 5:00 p.m. (Toronto time) on the Business Day immediately preceding the Meeting.  Registered holders of Nu-Gro Common Shares who duly exercise such Dissent Rights and who:

(a)                                  are ultimately entitled to be paid the fair value of their Nu-Gro Common Shares shall be deemed to have transferred such shares to Subco on the Effective Date contemporaneously with the second step of this Plan of Arrangement set out in Subsection 2.2(a) being effective; or

(b)                                 are ultimately not entitled to be paid the fair value for their Nu-Gro Common Shares shall be deemed to have participated in the Arrangement on the same basis as any non-dissenting Shareholder as at and from the Effective Date, but in no case shall Nu-Gro, United, Subco, Subco Amalco, Amalco or any other person be required to recognize such holders as holders of Nu-Gro Common Shares after the Effective Date, and the names of such holders shall be deleted from the register of Shareholders on the Effective Date. In addition to any other restrictions in section 185 of the OBCA, none of the following shall be entitled to exercise Dissent Rights: (i) any Holdco in respect of which a Holdco Election has been made; (ii) Optionholders; and (iii) Shareholders who vote in favour of the Arrangement Resolution, enter into a Holdco Agreement or make a Holdco Election and have not revoked such vote or election or terminated such agreement.

ARTICLE 4

CERTIFICATES

4.1                               Exchange of Certificates for Cash

On the Effective Date, Nu-Gro shall deposit cash in immediately available funds (at Toronto) with the Depositary in an amount sufficient to pay all amounts payable to the Nu-Gro Optionholders pursuant to Section 2.2(a) hereof.  From and after the transfer of the Nu-Gro Options to Nu-Gro pursuant to Section 2.2(a) hereof, the Depositary shall be considered to hold such funds for the sole benefit of the Nu-Gro Optionholders who so transferred Nu-Gro Options to Nu-Gro.  Upon surrender to the Depositary for cancellation of a certificate or other instrument or acknowledgment which immediately prior to the Effective Time represented outstanding Nu-Gro Options that were transferred to Nu-Gro, together with such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate or other instrument shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, the cash which such holder has the right to receive pursuant to Section 2.2(a) hereof.

On the Effective Date, Subco shall deposit cash in immediately available funds (at Toronto) with the Depositary for the benefit of Shareholders and the Holdco Shareholders having made valid Holdco Elections, if any, in an amount sufficient to pay any Consideration payable under this Plan of Arrangement.  From and after the deposit of such cash, the Depositary shall be considered to hold such funds for the sole benefit of the Shareholders and the Holdco Shareholders.  Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented outstanding Nu-Gro Common Shares or Holdco Shares that were exchanged for cash under this Plan of Arrangement, together with such other documents or instruments as would have been required to effect the transfer of such Nu-Gro Common Shares or Holdco Shares under the articles and by-laws of Nu-Gro or the relevant Holdco, together with such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate or other instrument shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, the cash which such holder has the right to receive pursuant to Section 2.2(b) hereof.

The cash deposited with the Depositary shall be held in an interest bearing account, and any interest earned upon such funds shall be for the account of Subco.

Until surrendered as contemplated by this Section 4.1, each certificate or other instrument which immediately prior to the Effective Time represented Nu-Gro Common Shares, Nu-Gro Options or Holdco Shares shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender a cash payment in lieu of such certificates as contemplated in this Section 4.1.

4.2                               Lost Certificates

In the event that any certificate which, immediately prior to the Effective Time, represented one or more outstanding Nu-Gro Common Shares or Holdco Shares transferred pursuant to Section 2.2 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to have been lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, cash deliverable in accordance with such holder’s letter of transmittal enclosed with the management information circular circulated to the Securityholders in connection with the Meeting.  When authorizing such payment in exchange for such lost, stolen or destroyed certificate, the person to whom such cash is to be delivered shall, as a condition precedent to the delivery of such cash, give a bond satisfactory to Subco and the Depositary in such sum as Subco may direct, or otherwise indemnify Subco in a manner satisfactory to Subco, against any claim that may be made against Subco in respect of the certificate alleged to have been lost, stolen or destroyed.

4.3                               Withholding Rights

Nu-Gro, Subco and the Depositary shall be entitled to deduct and withhold from any consideration otherwise payable to any holder of Nu-Gro Common Shares, Holdco Shares or Nu-Gro Options such amounts as Nu-Gro, Subco or the Depositary is required or permitted to deduct and withhold with respect to such payment under the Tax Act, the United States Internal Revenue Code of 1986 or any provision of applicable federal, provincial, state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the shares or Nu-Gro Options in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority.

ARTICLE 5

AMENDMENTS

5.1                               Amendments to Plan of Arrangement

(a)                                  United and Nu-Gro reserve the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Date, provided that each such amendment, modification and/or supplement must be (i) set out in writing, (ii) approved by the other, (iii) filed with the Court and, if made following the Meeting, approved by the Court, and (iv) communicated to Securityholders if and as required by the Court.

(c)                                  Any amendment, modification or supplement to this Plan of Arrangement may be proposed by United or Nu-Gro at any time prior to or at the Meeting (provided that the other shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the persons voting at the Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

(d)                                 Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the Meeting shall be effective only if it is consented to by each of United and Nu-Gro.

(e)                                  Any amendment, modification or supplement to the Plan of Arrangement may be made following the Effective Date unilaterally by Nu-Gro, provided that it concerns a matter which, in the reasonable opinion of Nu-Gro, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of United or any holder of Nu-Gro Common Shares.

APPENDIX 1

PROVISIONS TO BE INCLUDED IN

HOLDCO AGREEMENT

Each Holdco Agreement shall include the following representations, warranties, terms and conditions, and indemnities in favour of United and Subco, as they may be modified with the consent of United and Subco, each acting reasonably:

I.                                         Representations and Warranties of the Holdco Shareholders

Each of the Holdco Shareholders hereby represents and warrants to United and Subco as follows and hereby acknowledges and confirms that each of United and Subco is relying on such representations and warranties in connection with the purchase by Subco of the Holdco Shares:

(a)                                  the execution and delivery of this Holdco Agreement by the Holdco Shareholder(s) and Holdco and the completion by the Holdco Shareholder(s) and Holdco of the transactions contemplated hereby:

(i)                  will not conflict with, result in the breach of or constitute a default under the articles, by-laws or resolutions of Holdco or any agreement, indenture, contract, lease, deed of trust, licence, option, instrument or other commitment, whether written or oral (a “Contract”) to which the Holdco Shareholders or Holdco is a party; and

(ii)               do not and will not violate any provision of law or administrative regulation or any judicial or administrative award, judgment or decree binding upon the Holdco Shareholders or Holdco;

(b)                                 [each of] the Holdco Shareholder(s) is not a non-resident of Canada for the purposes of the Tax Act;

(c)                                  Holdco is a resident of Canada for the purposes of the Tax Act;

(d)                                 this Holdco Agreement has been duly executed and delivered by [each of] the Holdco Shareholder(s) and Holdco and is a valid and binding obligation of each of the Holdco Shareholder(s) and Holdco enforceable against each of the Holdco Shareholder(s) and Holdco in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws affecting the enforcement of creditors’ rights generally and provided that equitable remedies will only be awarded in the discretion of a court of competent jurisdiction;

(e)                                  all of the Holdco Shares are registered in the name of, and beneficially owned by, the Holdco Shareholder(s) free and clear of all liens, charges, encumbrances, claims and equities (collectively, “Liens”);

(f)                                    no person has any Contract, warrant or option or any right capable of becoming a Contract, warrant or option for the purchase from [any of] the Holdco

Shareholders of any of the Holdco Shares or from Holdco of any shares or other securities of Holdco or of any of the [insert number] Nu-Gro Common Shares held by Holdco (the “Subject Shares”);

(g)                                 the Holdco Shares are validly issued and outstanding as fully paid and non-assessable shares in the capital of Holdco and are the only issued and outstanding shares in the capital of Holdco;

(h)                                 the number of issued and outstanding Holdco Shares as of the Effective Date will be equal to the number of Subject Shares;

(i)                                     Holdco is a corporation duly incorporated on or after March 1, 2004 and duly organized and validly existing under the laws of Ontario;

(j)                                     Holdco is the beneficial and registered holder of the Subject Shares all of which are held by Holdco free and clear of all Liens;

(k)                                  Holdco does not own or hold and has never owned or held property or assets or any interests therein of any nature or kind whatsoever, other than the Subject Shares and cash, and Holdco does not carry on, and has never carried on, an active business;

(l)                                     Holdco has no obligations, liabilities (whether actual or contingent) or indebtedness to any person, including any liabilities in respect of federal or provincial income, corporate, goods and services, capital, harmonized sales, sales, excise, employer health, education, social services, social security, employment insurance, health insurance, Canada, Québec and other governmental pension plan, land transfer or any other taxes, surtaxes, duties, imposts, premiums or contributions of any nature or kind whatsoever, or in respect of any judgments, orders, fines, interest, penalties, awards or decrees of any court, tribunal or governmental, administrative or regulatory department, commission, board, bureau, agency or instrumentality, domestic or foreign;

(m)                               Holdco has no subsidiaries and is not bound by any Contract to acquire or lease in any manner any shares or assets of any nature or kind whatsoever;

(n)                                 Holdco does not have, and has never had, any employees and its directors and officers receive no remuneration or compensation from Holdco;

(o)                                 Holdco is not a party to any Contract of any nature or kind whatsoever except for any Contract relating to Holdco’s acquisition of the Subject Shares (a true and complete copy of which has been provided to United) and this Holdco Agreement;

(p)                                 there are no claims, investigations, actions, suits or proceedings pending or, to the knowledge of the Holdco Shareholders threatened against or affecting Holdco or the Holdco Shareholders, whether at law or in equity or before or by any federal, provincial, municipal or other governmental or administrative or regulatory department, commission, board, tribunal, bureau, agency or instrumentality,

2

domestic or foreign, that would adversely affect in any manner the ability of Holdco and the Holdco Shareholders to enter into this Holdco Agreement and perform their obligations hereunder;

(q)                                 Holdco is in full compliance with all laws, rules or regulations to which Holdco or the Subject Shares may be subject;

(r)                                    the books and records of Holdco fairly and correctly set out and disclose in all respects, in accordance with generally accepted accounting principles in Canada consistently applied, the financial position of Holdco as of the date hereof and all financial transactions of Holdco have been accurately recorded in such books and records; and

(s)                                  the corporate records and minute books of Holdco contain complete and accurate minutes of all meetings of the directors and shareholders of Holdco held since its incorporation and all such meetings were duly called and held and the share certificate books, register of shareholders, register of transfers and register of directors and officers of Holdco are complete and accurate.

II.                                     Covenants

(b)                                 Holdco Documents.  The Holdco Shareholders and Holdco shall forthwith make available to United and its authorized representatives all minute books, share certificate books, share registers, books of account, accounting records, corporate documents and all other books or records, documents, information or data relating to Holdco (collectively the “Holdco Documents”).  At the time of closing, all of the Holdco Documents shall be delivered to United by the Holdco Shareholders and Holdco.

(t)                                    No Share Issuances.  No Holdco Shareholder that is a corporation shall issue any shares from and after the date hereof to and including the Effective Date in connection with any direct or indirect transfer of Nu-Gro Common Shares.

III.                                 Indemnification

(c)                                  Obligations to Indemnify.  [Each of] the Holdco Shareholder(s) agrees to indemnify and save harmless United from all claims, demands, proceedings, losses, damages, liabilities, deficiencies, costs and expenses (including, without limitation, reasonable legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) (singly a “Loss” and collectively “Losses”) suffered or incurred by United as a result of or arising directly or indirectly out of or in connection with any breach by the Holdco Shareholder(s) or Holdco of any representation, warranty, obligation or covenant of the Holdco Shareholder(s) or Holdco contained in this Holdco Agreement.  United agrees to indemnify and save harmless the Holdco Shareholder(s) from all Losses suffered or incurred by them as a result of or arising directly or indirectly out of or in connection with any breach by United of any representation, warranty, obligation or covenant of United contained in the Holdco Agreement.

3

(u)                                 Notice of Claim.  In the event that a party (the “Indemnified Party”) shall become aware of any Loss in respect of which another party (the “Indemnifying Party”) agreed to indemnify the Indemnified Party pursuant to the Holdco Agreement (a “Claim”), the Indemnified Party shall promptly give written notice thereof to the Indemnifying Party.  Such notice shall specify whether the Claim arises as a result of a claim by a person against the Indemnified Party (a “Third Party Claim”) or whether the Claim does not so arise (a “Direct Claim”), and shall also specify with reasonable particularity (to the extent that the information is available) the factual basis for the Claim and the amount of the Claim, if known.  If, through the fault of the Indemnified Party, the Indemnifying Party does not receive notice of any Claim in time to contest effectively the determination of any liability susceptible of being contested, the Indemnifying Party shall be entitled to set off against the amount claimed by the Indemnified Party the amount of any Losses incurred by the Indemnifying Party resulting directly from the Indemnified Party’s failure to give such notice on a timely basis.

(v)                                 Direct Claims.  With respect to any Direct Claim, following receipt of notice from the Indemnified Party of such Direct Claim, the Indemnifying Party shall have 60 days to make such investigation of such Direct Claim as is considered necessary or desirable.  For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Claim, together with all such other information as the Indemnifying Party may reasonably request.  If both parties agree at or prior to the expiration of such 60-day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the Claim.

(w)                               Third Party Claims.  With respect to any Third Party Claim, the Indemnified Party shall have the exclusive right, at the expense of the Indemnifying Party, to contest, settle or pay the amount claimed and to retain counsel and other experts or advisers selected by the Indemnified Party in its sole discretion in connection therewith; provided, however, that the Indemnified Party shall not settle any Third Party Claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.  If the Indemnified Party elects to assume such control, the Indemnifying Party shall have the right, at its sole expense, to participate in the negotiation, settlement or defence of such Third Party Claim.  If any Third Party Claim is of a nature such that the Indemnified Party is required by applicable law to make a payment to any person (a “Third Party”) with respect to the Third Party Claim before the completion of settlement negotiations or related legal proceedings, the Indemnified Party may make such payment to the Third Party and the Indemnifying Party shall, forthwith after demand by the Indemnified Party, reimburse the Indemnified Party for such payment.  If the amount of any liability of the Indemnified Party under the Third Party Claim in respect of which such payment was made, as finally determined, is less than the amount that was paid by the Indemnifying Party to the Indemnified

4

Party, the Indemnified Party shall pay the amount of such difference to the Indemnifying Party.

(x)                                   Payment and Cooperation.  The Indemnifying Party shall pay to the Indemnified Party all amounts for which the Indemnifying Party is liable pursuant to this section promptly after the Indemnified Party incurs the Loss in respect of which such liability to indemnify arises.  The Indemnified Party and the Indemnifying Party shall co-operate fully with each other with respect to Third Party Claims, and shall keep each other fully advised with respect thereto (including supplying copies of all relevant documentation promptly as it becomes available).

(y)                                 Tax Effect.  If any payment received by an Indemnified Party hereunder (an “Indemnity Payment”) would constitute income for tax purposes to such Indemnified Party, the Indemnifying Party shall pay a Tax Gross Up to the Indemnified Party at the same time and on the same terms, as to interest and otherwise, as the Indemnity Payment.  The amount of any Loss for which indemnification is provided shall be adjusted to take into account any tax benefit realized by the Indemnified Party or any of its affiliates by reason of the Loss for which indemnification is so provided or the circumstances giving rise to such Loss.  For purposes of this paragraph (z), any tax benefit shall be taken into account at such time as it is received by the Indemnified Party or its affiliate.  For purposes of this paragraph (z), “Tax Gross Up” shall mean, with respect to any Indemnity Payment, such additional amount (calculated in accordance with the Calculation Method) as is necessary to place the Indemnified Party in the same after-tax position as it would have been in had such Indemnity Payment been received tax free; and “Calculation Method” with respect to the calculation of any Tax Gross Up on any Indemnity Payments, shall mean that such Tax Gross Up shall be calculated by using the combined Canadian federal and Canadian provincial income tax rate applicable to the Indemnified Party and, except as provided in this paragraph (z), without regard to any losses, credits, refunds or deductions that the Indemnified Party may have which could affect the amount of tax payable on any such Indemnity Payment.

5

APPENDIX 2

SUBCO AMALCO SHARE PROVISIONS

A.                                    PREFERRED SHARES

1.                                       Directors’ Authority to Issue One or More Series

1.1                                                                               The board of directors of the Corporation may issue the Preferred Shares at any time and from time to time in one or more series.  Before the first shares of a particular series are issued, the board of directors of the Corporation may fix the number of shares in such series and shall determine, subject to the limitations set out in the articles, the designation, rights, privileges, restrictions and conditions to attach to the shares of such series including, without limiting the generality of the foregoing, the rate or rates, amount or method or methods of calculation of preferential dividends, whether cumulative or non-cumulative or partially cumulative, and whether such rate(s), amount or method(s) of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date or dates from which such preferential dividends shall accrue, the redemption price and terms and conditions of redemption (if any), the rights of retraction (if any), and the prices and other terms and conditions of any rights of retraction and whether any additional rights of retraction may be vested in such holders in the future, voting rights and conversion or exchange rights (if any) and any sinking fund, purchase fund or other provisions attaching thereto.  Before the issue of the first shares of a series, the board of directors of the Corporation shall send to the Director (as defined in the Business Corporations Act) articles of amendment in the prescribed form containing a description of such series including the designation, rights, privileges, restrictions and conditions determined by the directors.

2.                                       Ranking of Preferred Shares

2.1                                                                               No rights, privileges, restrictions or conditions attaching to a series of Preferred Shares shall confer upon a series a priority in respect of dividends or return of capital in the event of the liquidation, dissolution or winding-up of the Corporation over any other series of Preferred Shares.  The Preferred Shares of each series shall rank on a parity with the Preferred Shares of every other series with respect to priority in the payment of dividends and the return of capital and the distribution of assets of the Corporation in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

2.2                                                                                 The Preferred Shares shall be entitled to priority over the common shares of the Corporation and over any other shares of any other class of the Corporation ranking junior to the Preferred Shares with respect to priority in the payment of dividends and the return of capital and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

2.3                                                                                   If any amount of cumulative dividends, whether or not declared, or declared non-cumulative dividends or amount payable on a return of capital in the event of the liquidation, dissolution or winding-up of the Corporation in respect of a series of Preferred Shares is not paid in full, the Preferred Shares of all series shall participate rateably in respect of all accumulated cumulative dividends, whether or not declared, and all declared non-cumulative dividends in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of amounts payable on return of capital in the event of the liquidation, dissolution or winding-up of the Corporation in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full; provided, however, that in the event of there being insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the Preferred Shares with respect to amounts payable on return of capital shall first be paid and satisfied and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends.

2.4                                                                                 The Preferred Shares of any series may also be given such other preferences not inconsistent with the provisions hereof over the common shares and over any other shares ranking junior to the Preferred Shares as may be determined in the case of such series of Preferred Shares.

2.5                                                                                 In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of each series of Preferred Shares shall, before any amount shall be paid to or any property or assets of the Corporation distributed among the holders of the common shares of the Corporation or any other shares of the Corporation ranking junior to the Preferred Shares, be entitled to receive: (i) an amount equal to the stated capital attributed to each series of Preferred Shares, respectively, together with, in the case of a series of Preferred Shares entitled to cumulative dividends thereon, all unpaid accumulated cumulative dividends, whether or not declared, (which for such purpose shall be calculated as if such cumulative dividends were accruing from day to day for the period from the expiration of the last period for which such cumulative dividends were paid up to but excluding the date of distribution) and, in the case of a series of Preferred Shares entitled to non-cumulative dividends, all declared and unpaid non-cumulative dividends thereon; and (ii) if such liquidation, dissolution, winding-up or distribution shall be voluntary, an additional amount, if any, equal to any premium which would have been payable on the redemption of any series of Preferred Shares had they been called for redemption by the Corporation effective the date of distribution and, if any series of Preferred Shares could not be redeemed on such date, then an additional amount equal to the greatest premium, if any, which would have been payable on the redemption of any other series of Preferred Shares.

3.                                       Restrictions on Dividends and Redemptions, etc.

3.1                                                                                   No dividends shall at any time be declared or paid on or set apart for payment on the common shares or any other shares of the Corporation ranking junior to the Preferred Shares unless all dividends up to and including the dividend payable for the last completed period for which such dividends shall be payable on each series of Preferred Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such

2

declaration or payment or setting apart for payment on the common shares or such other shares of the Corporation ranking junior to the Preferred Shares; nor shall the Corporation call for redemption, redeem, purchase for cancellation, acquire for value or reduce or otherwise pay off any of the Preferred Shares (less than the total amount then outstanding) or any common shares or any other shares of the Corporation ranking junior to the Preferred Shares unless and until all dividends up to and including the dividends payable for the last completed period for which such dividends shall be payable on each series of the Preferred Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such call for redemption, purchase, acquisition, reduction or other payment.

4.                                       Voting Rights

4.1                                                                                 Except as hereinafter referred to or as otherwise provided by law or in accordance with any voting rights which may from time to time be attached to any series of Preferred Shares, the holders of the Preferred Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation.

5.                                       Specific Matters Requiring Approval

5.1                                                                                 The approval of the holders of the Preferred Shares, given in the manner described in section 6.1 below, shall be required for the creation of any new shares ranking prior to or on a parity with the Preferred Shares, and if, but only so long as, any cumulative dividends are in arrears or any declared non-cumulative dividends are unpaid on any outstanding series of Preferred Shares, for the issuance of any additional series of Preferred Shares or of any shares ranking prior to or on a parity with the Preferred Shares.

5.2                                                                                 The provisions of sections 1.1 to 6.1, inclusive, may be deleted, amended, modified or varied in whole or in part by a certificate of amendment issued by the Director appointed under the Business Corporations Act, but only with the prior approval of the holders of the Preferred Shares given as hereinafter specified in addition to any other approval required by the Business Corporations Act or any other statutory provision of like or similar effect, from time to time in force.

6.                                       Approval of the Holders of the Preferred Shares

6.1                                                                                 The approval of the holders of the Preferred Shares with respect to any and all matters hereinbefore referred to may be given by at least two-thirds of the votes cast at a meeting of the holders of the Preferred Shares duly called for that purpose and held upon at least 21 days’ notice at which the holders of a majority of the outstanding Preferred Shares are present or represented by proxy.  If at any such meeting the holders of  a majority of the outstanding Preferred Shares are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date being not less than 30 days later and to such time and place as may be appointed by the chairman and not less than 21 days’ notice shall be given of such adjourned meeting.  At such adjourned meeting the holders of the Preferred Shares present or represented by proxy may transact the business for which the meeting was originally called and a resolution passed thereat by not less than two-thirds of the

3

votes cast at such adjourned meeting shall constitute the approval of the holders of the Preferred Shares referred to above.  The formalities to be observed with respect to the giving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those from time to time prescribed by the Business Corporations Act and the by-laws of the Corporation with respect to meetings of shareholders.  On every poll taken at every such meeting or adjourned meeting every holder of Preferred Shares shall be entitled to one vote in respect of each Preferred Share held.

COMMON SHARES

1.                                       Dividends

Subject to the prior rights of the holders of the Preferred Shares and any other shares ranking senior to the common shares with respect to priority in the payment of dividends, the holders of common shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the board of directors of the Corporation out of moneys properly applicable to the payment of dividends, in such amount and in such form as the board of directors of the Corporation may from time to time determine, and all dividends which the board of directors of the Corporation may declare on the common shares shall be declared and paid in equal amounts per share on all common shares at the time outstanding.

2.                                       Dissolution

In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of the Preferred Shares and any other shares ranking senior to the common shares with respect to priority in the distribution of assets upon dissolution, liquidation, winding-up or distribution for the purpose of winding-up, the holders of the common shares shall be entitled to receive the remaining property and assets of the Corporation.

3.                                       Voting Rights

The holders of the common shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall have one vote for each common share held at all meetings of the shareholders of the Corporation, except meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series.

4

APPENDIX 3

AMALCO SHARE PROVISIONS

A.                                    PREFERRED SHARES

1.                                       Directors’ Authority to Issue One or More Series

1.1                                                                               The board of directors of the Corporation may issue the Preferred Shares at any time and from time to time in one or more series.  Before the first shares of a particular series are issued, the board of directors of the Corporation may fix the number of shares in such series and shall determine, subject to the limitations set out in the articles, the designation, rights, privileges, restrictions and conditions to attach to the shares of such series including, without limiting the generality of the foregoing, the rate or rates, amount or method or methods of calculation of preferential dividends, whether cumulative or non-cumulative or partially cumulative, and whether such rate(s), amount or method(s) of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date or dates from which such preferential dividends shall accrue, the redemption price and terms and conditions of redemption (if any), the rights of retraction (if any), and the prices and other terms and conditions of any rights of retraction and whether any additional rights of retraction may be vested in such holders in the future, voting rights and conversion or exchange rights (if any) and any sinking fund, purchase fund or other provisions attaching thereto.  Before the issue of the first shares of a series, the board of directors of the Corporation shall send to the Director (as defined in the Business Corporations Act) articles of amendment in the prescribed form containing a description of such series including the designation, rights, privileges, restrictions and conditions determined by the directors.

2.                                       Ranking of Preferred Shares

2.1                                                                                 No rights, privileges, restrictions or conditions attaching to a series of Preferred Shares shall confer upon a series a priority in respect of dividends or return of capital in the event of the liquidation, dissolution or winding-up of the Corporation over any other series of Preferred Shares.  The Preferred Shares of each series shall rank on a parity with the Preferred Shares of every other series with respect to priority in the payment of dividends and the return of capital and the distribution of assets of the Corporation in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

2.2                                                                                 The Preferred Shares shall be entitled to priority over the common shares of the Corporation and over any other shares of any other class of the Corporation ranking junior to the Preferred Shares with respect to priority in the payment of dividends and the return of capital and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

2.3                                                                                 If any amount of cumulative dividends, whether or not declared, or declared non-cumulative dividends or amount payable on a return of capital in the event of the liquidation, dissolution or winding-up of the Corporation in respect of a series of Preferred Shares is not paid in full, the Preferred Shares of all series shall participate rateably in respect of all accumulated cumulative dividends, whether or not declared, and all declared non-cumulative dividends in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of amounts payable on return of capital in the event of the liquidation, dissolution or winding-up of the Corporation in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full; provided, however, that in the event of there being insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the Preferred Shares with respect to amounts payable on return of capital shall first be paid and satisfied and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends.

2.4                                                                                 The Preferred Shares of any series may also be given such other preferences not inconsistent with the provisions hereof over the common shares and over any other shares ranking junior to the Preferred Shares as may be determined in the case of such series of Preferred Shares.

2.5                                                                                 In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of each series of Preferred Shares shall, before any amount shall be paid to or any property or assets of the Corporation distributed among the holders of the common shares of the Corporation or any other shares of the Corporation ranking junior to the Preferred Shares, be entitled to receive: (i) an amount equal to the stated capital attributed to each series of Preferred Shares, respectively, together with, in the case of a series of Preferred Shares entitled to cumulative dividends thereon, all unpaid accumulated cumulative dividends, whether or not declared, (which for such purpose shall be calculated as if such cumulative dividends were accruing from day to day for the period from the expiration of the last period for which such cumulative dividends were paid up to but excluding the date of distribution) and, in the case of a series of Preferred Shares entitled to non-cumulative dividends, all declared and unpaid non-cumulative dividends thereon; and (ii) if such liquidation, dissolution, winding-up or distribution shall be voluntary, an additional amount, if any, equal to any premium which would have been payable on the redemption of any series of Preferred Shares had they been called for redemption by the Corporation effective the date of distribution and, if any series of Preferred Shares could not be redeemed on such date, then an additional amount equal to the greatest premium, if any, which would have been payable on the redemption of any other series of Preferred Shares.

3.                                       Restrictions on Dividends and Redemptions, etc.

3.1                                                                                 No dividends shall at any time be declared or paid on or set apart for payment on the common shares or any other shares of the Corporation ranking junior to the Preferred Shares unless all dividends up to and including the dividend payable for the last completed period for which such dividends shall be payable on each series of Preferred Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such

2

declaration or payment or setting apart for payment on the common shares or such other shares of the Corporation ranking junior to the Preferred Shares; nor shall the Corporation call for redemption, redeem, purchase for cancellation, acquire for value or reduce or otherwise pay off any of the Preferred Shares (less than the total amount then outstanding) or any common shares or any other shares of the Corporation ranking junior to the Preferred Shares unless and until all dividends up to and including the dividends payable for the last completed period for which such dividends shall be payable on each series of the Preferred Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such call for redemption, purchase, acquisition, reduction or other payment.

4.                                       Voting Rights

4.1                                                                                 Except as hereinafter referred to or as otherwise provided by law or in accordance with any voting rights which may from time to time be attached to any series of Preferred Shares, the holders of the Preferred Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation.

5.                                       Specific Matters Requiring Approval

5.1                                                                                 The approval of the holders of the Preferred Shares, given in the manner described in section 6.1 below, shall be required for the creation of any new shares ranking prior to or on a parity with the Preferred Shares, and if, but only so long as, any cumulative dividends are in arrears or any declared non-cumulative dividends are unpaid on any outstanding series of Preferred Shares, for the issuance of any additional series of Preferred Shares or of any shares ranking prior to or on a parity with the Preferred Shares.

5.2                                                                                 The provisions of sections 1.1 to 6.1, inclusive, may be deleted, amended, modified or varied in whole or in part by a certificate of amendment issued by the Director appointed under the Business Corporations Act, but only with the prior approval of the holders of the Preferred Shares given as hereinafter specified in addition to any other approval required by the Business Corporations Act or any other statutory provision of like or similar effect, from time to time in force.

6.                                       Approval of the Holders of the Preferred Shares

6.1                                                                                 The approval of the holders of the Preferred Shares with respect to any and all matters hereinbefore referred to may be given by at least two-thirds of the votes cast at a meeting of the holders of the Preferred Shares duly called for that purpose and held upon at least 21 days’ notice at which the holders of a majority of the outstanding Preferred Shares are present or represented by proxy.  If at any such meeting the holders of  a majority of the outstanding Preferred Shares are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date being not less than 30 days later and to such time and place as may be appointed by the chairman and not less than 21 days’ notice shall be given of such adjourned meeting.  At such adjourned meeting the holders of the Preferred Shares present or represented by proxy may transact the business for which the meeting was originally called and a resolution passed thereat by not less than two-thirds of the

3

votes cast at such adjourned meeting shall constitute the approval of the holders of the Preferred Shares referred to above.  The formalities to be observed with respect to the giving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those from time to time prescribed by the Business Corporations Act and the by-laws of the Corporation with respect to meetings of shareholders.  On every poll taken at every such meeting or adjourned meeting every holder of Preferred Shares shall be entitled to one vote in respect of each Preferred Share held.

COMMON SHARES

1.                                       Dividends

Subject to the prior rights of the holders of the Preferred Shares and any other shares ranking senior to the common shares with respect to priority in the payment of dividends, the holders of common shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the board of directors of the Corporation out of moneys properly applicable to the payment of dividends, in such amount and in such form as the board of directors of the Corporation may from time to time determine, and all dividends which the board of directors of the Corporation may declare on the common shares shall be declared and paid in equal amounts per share on all common shares at the time outstanding.

2.                                       Dissolution

In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of the Preferred Shares and any other shares ranking senior to the common shares with respect to priority in the distribution of assets upon dissolution, liquidation, winding-up or distribution for the purpose of winding-up, the holders of the common shares shall be entitled to receive the remaining property and assets of the Corporation.

3.                                       Voting Rights

The holders of the common shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall have one vote for each common share held at all meetings of the shareholders of the Corporation, except meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series.

4

APPENDIX 4

FORM OF HOLDCO LEGAL OPINION

[Letterhead of Legal Counsel to Holdco and Holdco Shareholder]

•, 2004

Bidco Inc.

[Insert address]

- and –

Subco Inc.

[Insert address]

Dear Sirs:

Sale of Shares of [Holdco] to
Subco

We have acted as counsel to [Holdco] (“Holdco”) and [Holdco Shareholder] (“Holdco Shareholder”) in connection with the sale by Holdco Shareholder to Subco Inc. (“Subco”) of all of the issued and outstanding shares in the capital of Holdco pursuant to an agreement made as of the • day of •, 2004 (the “Agreement”) among Holdco, Holdco Shareholder, Bidco Inc. and Subco.

In addition to the Agreement, we have, as counsel to Holdco and Holdco Shareholder, participated in the settlement of the following:

(a)                                  an agreement made as of the • day of •, 2004 between Holdco Shareholder and Holdco for the sale by Holdco Shareholder to Holdco of • common shares of the Jupiter Corporation; and

(b)                                  all ancillary corporate documentation required to give effect to (a).

The documents and instruments referred to in paragraphs (a) and (b) above are hereinafter collectively referred to as the “Ancillary Documents”.

Unless otherwise defined herein, all capitalized terms which appear herein without definition and which are defined in the Agreement shall have the respective meanings ascribed thereto in the Agreement.

We have examined such statutes, regulations, corporate documents, records and certificates, opinions and instruments and have made such other investigations as we have deemed necessary or advisable in connection with the opinions hereinafter set forth.

In rendering the opinions expressed herein, we have:

1                                         assumed the legal capacity of all natural persons executing resolutions and other corporate documents and the genuineness of all signatures;

2                                         assumed the authenticity and completeness of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified, conformed to photostatic copies of original documents;

3                                         relied upon the accuracy, currency and completeness of the indices and filing systems maintained by public offices where we searched or enquired or have caused searches or enquiries to be made and upon such information and advice as provided to us by appropriate governmental, regulatory or other like authorities with respect to those matters referred to herein;

4                                         relied, in respect of the opinions expressed in paragraph 1 below, on a Certificate of Status dated •, 2004 issued by the Ministry of Consumer and Business Services (Ontario) and assumed that it continues to be accurate as at the date hereof; and

5                                         [relied, in respect of the opinions expressed in paragraphs 2 below, on a Certificate of Status dated •, 2004 issued by the [Ministry of Consumer and Business Services (Ontario)] and assumed that it continues to be accurate as at the date hereof.]

We are only qualified to practice law in the Province of Ontario and have not made an examination of any of the laws of any jurisdiction other than the Province of Ontario and the laws of Canada applicable therein.

For the purposes of the opinion expressed in [paragraphs 5 and 6,] we have assumed that all of the documents referred to herein have been duly authorized, executed and delivered by each of the other parties thereto, if any, other than Holdco and Holdco Shareholder.

Based on and relying upon the foregoing and subject to the qualifications expressed herein, we are of the opinion that:

1                                         Holdco is a corporation incorporated and existing under the laws of Ontario with full corporate capacity and power to execute and deliver the Agreement and the Ancillary Documents to which it is a party and to perform its obligations thereunder;

2                                         [Holdco Shareholder is a corporation incorporated and existing under the laws of [Ontario] with full corporate capacity and power to execute and deliver the Agreement and the Ancillary Documents to which it is a party and to perform its obligations thereunder;]

3                                         all necessary corporate action has been taken by Holdco to authorize the execution and delivery by Holdco of the Agreement and the Ancillary Documents to which it is a party and to authorize performance by Holdco of its obligations thereunder;

4                                         [all necessary corporate action has been taken by Holdco Shareholder to authorize the execution and delivery by Holdco Shareholder of the Agreement and the Ancillary Documents to which it is a party and to authorize the performance by

2

Holdco Shareholder of its obligations thereunder including, without limitation, the transfer of the Holdco Shares from Holdco Shareholder to Subco pursuant to the Agreement;]

5                                         the Agreement and the Ancillary Documents to which Holdco is a party have been duly executed and delivered by Holdco and constitute legal, valid and binding obligations of Holdco, enforceable against Holdco in accordance with their terms;

6                                         [the Agreement and the Ancillary Documents to which Holdco Shareholder is a party have been duly executed and delivered by Holdco Shareholder and constitute legal, valid and binding obligations of Holdco Shareholder, enforceable against Holdco Shareholder in accordance with their terms;]

7                                         the execution and delivery of the Agreement and the Ancillary Documents and the completion of the transactions contemplated therein do not and will not conflict with or constitute a breach of (i) the constating document or by-laws of Holdco, (ii) any resolution of the directors (or any committee of directors) or shareholders of Holdco, or (iii) the provisions of any applicable law, statute, rule or regulation of the Province of Ontario to which Holdco is subject;

8                                         [the execution and delivery of the Agreement and the Ancillary Documents and the completion of the transactions contemplated therein do not and will not conflict with or constitute a breach of (i) the constating document or by-laws of Holdco Shareholder, (ii) any resolution of the directors (or any committee of directors) or shareholders of Holdco Shareholder, or (iii) the provisions of any applicable law, statute, rule or regulation of the Province of Ontario to which Holdco Shareholder is subject];

9                                         the authorized capital of Holdco consists of an unlimited number of common shares of which • common shares have been duly and validly issued and are outstanding as fully paid and non-assessable shares in the capital of Holdco, and Holdco Shareholder is the registered and beneficial holder of all such issued and outstanding shares; and

10                                  no consent, authorization, licence, franchise, permit, approval or order of any court or governmental agency or body is required to be obtained and has not been obtained by or on behalf of Holdco and Holdco Shareholder in connection with the sale by Holdco Shareholder of the Holdco Shares.

The opinions expressed above are subject to the fact that the enforcement of the Agreement and the Ancillary Documents may be limited by applicable bankruptcy, insolvency, arrangement, moratorium and other laws of general application affecting the enforcement of creditors’ rights and the discretion of a court of competent jurisdiction to grant equitable remedies, including, without limitation, specific performance and injunction, and to apply general principles of law, equity and public policy.

[other appropriate qualifications]

3

This opinion is provided solely for your use in connection with the transactions described in the Agreement and the Ancillary Documents and may not be used or relied upon by any other person either in connection with this or any other matter or transaction.

Yours very truly,

4